Exhibit 10.2

SATISFACTION AND DISCHARGE OF INDEBTEDNESS PURSUANT TO UNDERWRITING AGREEMENT DATED DECEMBER 8, 2021

October 22, 2024

This Satisfaction and Discharge of Indebtedness (the “Satisfaction and Discharge”) is made and entered into to be effective as of October 17, 2024, by and between Inception Growth Acquisition Limited, a Delaware corporation (the “Company”), IGTA Merger Sub Limited, a British Virgin Islands company and wholly owned subsidiary of the Company (such company before the redomestication merger is referred to as the “Purchaser” and upon and following the redomestication merger is referred to as “PubCo”), AgileAlgo Holdings Ltd., a British Virgin Islands company (“AgileAlgo”) (collectively, the Company, Purchaser/PubCo and AgileAlgo, the “IGTA Parties”), on the one hand, and EF Hutton LLC (f/k/a EF Hutton, division of Benchmark Investments, LLC) (“EF Hutton”), on the other hand. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement (as defined below).

RECITALS

WHEREAS, the Company and EF Hutton are parties to an Underwriting Agreement dated December 8, 2021 (the “Underwriting Agreement”).

WHEREAS, pursuant to Sections 1.3 and 3.18 of Underwriting Agreement, the greater of (a) $1,000,000 or (b) 2.5% of the cash remaining in the trust account after completion of redemptions, subject to a maximum fee of $2,250,000 (of which approximately $14 million is in such trust account as of the date hereof), (the “Deferred Underwriting Commission”) shall be payable to EF Hutton upon the consummation of the Company’s initial business combination.

WHEREAS, on September 12, 2023, the Company, inter alia, the Purchaser and AgileAlgo signed a business combination agreement, as amended on June 20, 2024 (the “Business Combination”).

WHEREAS, as provided in the Underwriting Agreement, at the closing of the Business Combination (the “Closing”), the Deferred Underwriting Commission to EF Hutton would be due and payable.

WHEREAS, the Company and the IGTA Parties have requested of EF Hutton that in lieu of the Company tendering the full amount of the Deferred Underwriting Commission in cash, EF Hutton accept cash and ordinary shares of PubCo as satisfaction of the Deferred Underwriting Commission.

NOW THEREFORE, the parties hereto agree as follows:

In lieu of collecting the full amount of the Deferred Underwriting Commission in cash at the time of the Closing, EF Hutton hereby agrees to accept as full satisfaction of the Deferred Underwriting Commission, the specific items of (1) 50,000 ordinary shares of PubCo (the “EFH Ordinary Shares”); and (2) an executed promissory note in the principal amount of $500,000 in cash (the “Note”), which shall be issued and delivered to EF Hutton at and subject to the Closing.

For clarity, any modification or amendment to the Underwriting Agreement and the Deferred Underwriting Commission by this Agreement is subject to the items and/or amounts specified in Sections 1.1A and 1.1B below being fulfilled and/or paid in full.

ARTICLE I

CONDITIONS TO SATISFACTION AND DISCHARGE

1.1	EF Hutton shall only acknowledge the full satisfaction and discharge of the Deferred Underwriting Commission and will only acknowledge that the Company and the IGTA Parties’ obligations to pay in cash the Deferred Underwriting Commission under the Underwriting Agreement have been satisfied and discharged, if the below conditions occur; for the avoidance of doubt EF Hutton shall not seek repayment of the original Deferred Underwriting Commission amount pursuant to the Underwriting Agreement (“the greater of (a) $1,000,000 or (b) 2.5% of the cash remaining in the trust account after completion of redemptions, subject to a maximum fee of $2,250,000”) when the below conditions are satisfied:

A.	After the Closing, the Company and/or the IGTA Parties shall use its reasonable best efforts to cause the resulting public company (Pubco) to file a Registration Statement covering the 50,000 EFH Ordinary Shares issued to EF Hutton (or its designees) as described in detail below in Section 1.4; within thirty (30) days after the Closing, the Company and/or the IGTA Parties shall formally issue to EF Hutton (or its designees) 50,000 EFH Ordinary Shares in book entry;

B.	The Company and/or the IGTA Parties deliver the Note to EF Hutton, pursuant to which, in accordance with the terms of the Note upon issuance thereof, the Note requires the satisfaction of the full amount of the $500,000 pursuant to the Note’s principal amount due EF Hutton;

1.2	After the conditions in Section 1.1(A) above are satisfied (and the EFH Ordinary Shares are registered and in book entry), EF Hutton shall acknowledge the satisfaction and discharge of one-half of the Deferred Underwriting Commission, and after the conditions in Section 1.1(B) above are satisfied, EF Hutton shall acknowledge the satisfaction and discharge of the other half of the Deferred Underwriting Commission. Upon delivery of the Note to EF Hutton, the rights and obligations of the parties pursuant to the Note relating to such one half of the Deferred Underwriting Comission shall be primarily governed by the Note.

1.3	The provisions of this Satisfaction and Discharge shall be subject to the terms of the Registration Rights Agreement dated as of October 1, 2024 by and among YA II PN, LTD., a Cayman Islands exempt limited partnership (“YA”), the Company and PubCo (the “Registration Rights Agreement”) and that certain Standby Equity Purchase Agreement dated as of October 1, 2024, by and among the foregoing parties (the “SEPA” and together with the Registration Rights Agreement, the “Yorkville Agreements”).

1.4	PubCo shall use its reasonable best efforts to include the EFH Ordinary Shares in the Registration Statement contemplated by Section 2(b) of the Registration Rights Agreement, as contemplated by Section 10(b) of the Registration Rights Agreement and Schedule 7.24, Part B, of those certain disclosure schedules to the Yorkville Agreements (regarding the Company’s required share reserves). In the event any such EFH Ordinary Shares are unable to be included in the Registration Statement contemplated by Section 2(b) of the Registration Rights Agreement (the “Remaining EFH Ordinary Shares”), PubCo shall use its commercially reasonable efforts to include such Remaining EFH Ordinary Shares in a registration statement provided in Section 2(c) and/or Section 2(e) of the Registration Rights Agreement; provided, however, if the events contemplated by Section 2(e) of the Registration Rights Agreement apply, the parties hereto agree to the provisions set forth in such section for any and all EFH Ordinary Shares.

1.5	If at any time on or after the Closing, there is not an effective Registration Statement covering all of the EFH Ordinary Shares, and the Registration Rights Agreement has been terminated in accordance with the terms thereof, then Pubco shall use its reasonable best efforts to file a resale S-1 covering the EFH Ordinary Shares within 30 days of the terminated and/or expired Registration Rights Agreement. Notwithstanding anything to the contrary contained in this Satisfaction and Discharge, PubCo shall not be required to register any EFH Ordinary Shares or Remaining EFH Ordinary Shares that have been sold, or may permanently be sold, without any restrictions pursuant to Rule 144 promulgated under the Securities Act, as amended, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent.

ARTICLE II
MISCELLANEOUS PROVISIONS

3.1	This Satisfaction and Discharge shall be governed by and construed in accordance with the laws of the State of New York.

3.2	This Satisfaction and Discharge may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. This Satisfaction and Discharge and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party’s successors and assigns but may not be assigned without the prior written approval of the other party.

3.3	Each party hereto shall be entitled to all of their rights, protections, indemnities, and immunities in connection with their execution of this Satisfaction and Discharge and the performance of any obligations hereunder or in connection herewith.

3.4	Other than expressly set forth herein, the Underwriting Agreement, including, but not limited to, Section 3.37 “Right of First Refusal” and Section 5 “Indemnification and Contribution”, shall remain in full force and effect in accordance with the terms thereof.

[Signature page follows.]

IN WITNESS WHEREOF, EF Hutton, on one hand, and the Company and the IGTA Parties have caused their names to be hereunto affixed, and this instrument to be signed by their respective authorized officers, all as of the day and year first above written.

EF HUTTON LLC

By:	/s/ Gaurav Verma
Name:	Gaurav Verma
Title:	Co-head of Investment Banking

Inception Growth Acquisition Limited

By:	/s/ Cheuk Hang Chow
Name:	Cheuk Hang Chow
Title:	Chief Executive Officer

IGTA Merger Sub Limited

By:	/s/ Cheuk Hang Chow
Name:	Cheuk Hang Chow
Title:	Director

AgileAlgo Holdings Ltd.

By:	/s/ Lee Wei Chiang, Francis
Name:	Lee Wei Chiang, Francis
Title:	Director